EX-99.(m)(2)

                                DISTRIBUTION PLAN

                                       OF

                                   PBHG FUNDS
                          (A Delaware Statutory Trust)

                                (Class A Shares)

         WHEREAS, PBHG Funds, a Delaware statutory trust (the "Trust"), is an open-end management investment company registered under the Investment Company Act of 1940, as amended ("1940 Act");

         WHEREAS, the Trust has issued several series of shares of beneficial interest (each a "Fund") as listed on Schedule A hereto, which Schedule may be modified from time to time as provided herein;

         WHEREAS, each Fund has issued or may issue a class of shares called Class A; and

         WHEREAS, the Trustees of the Trust have determined that there is a reasonable likelihood that this Distribution Plan (the "Plan"), applicable to a Fund's Class A, will benefit the Trust and the owner of shares of beneficial interest ("Shareholders") of each Fund's Class A;

         NOW, THEREFORE, the Trustees of the Trust hereby adopt this Plan pursuant to Rule 12b-1 under the 1940 Act ("Rule 12b-1").

          SECTION 1. The Trust on behalf of each Fund, may pay for distribution of the Class A shares of such Fund (the "Class A Shares") which the Trust issues from time to time, pursuant to Rule 12b-1, according to the terms of this Plan.

          SECTION 2. The Trust shall pay to PBHG Fund Distributors and each successor distributor of the Class A Shares (each thereof a "Distributor") a monthly fee at an annual aggregate rate not to exceed 0.25% of the average net asset value of the Class A Shares of each Fund (the "Distribution Fee"), as determined at the close of each business day during the month, to compensate the Distributor for services provided and expenses incurred by it in connection with the offering and sale of the Class A Shares, which may include, without limitation, the payment by the Distributor to investment dealers of commissions on the sale of the Class A Shares, as set forth in the then current prospectus or statement of additional information with respect to the Class A Shares, interest and other financing costs, and such other distribution-related activities identified in Rule 12b-1, as it may be amended from time to time.

         Subject to the foregoing limit, the amount payable under this Plan shall be approved from time to time by (a) the Trutees of the Trust and (b) the Qualified Trustees (defined below) of the Trust. Such fees shall be payable for each month within 15 days after the close of such month, subject to any applicable limitations imposed by Rule 2830 of the Conduct Rules of the National Association of Securities Dealers, Inc. in effect from time to time. No provision of this Plan shall be interpreted to prohibit any payments by the Trust with respect to the Class A Shares of a Fund during periods when the sale of the Class A Shares of such Fund have been suspended or otherwise limited.

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          SECTION 3.  Schedule A hereto may be amended  from time to time to add
Funds of the Trust having Class A Shares. This Plan shall not take effect with respect to a Fund until it has been approved by (a) a vote of at least a majority of the outstanding Class A Shares of the applicable Fund; and (b) by votes of the majority of both (i) the Trustees of the Trust and (ii) the Qualified Trustees, cast in person at a Board of Trustees' meeting called for the purpose of voting on this Plan.

          SECTION 4. This Plan shall continue in effect for a period of more than one year after it takes effect only for so long as such continuance is specifically approved at least annually in the manner provided in Section 3(b) herein for the approval of this Plan.

          SECTION 5. Any person authorized to direct the disposition of monies paid or payable by a Fund pursuant to this Plan or any related agreement shall provide to the Trustees of the Trust, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

          SECTION 6. This Plan may be terminated as to a Fund at any time by the vote of a majority of the Qualified Trustees or by vote of a majority of the outstanding Class A Shares of such Fund.

          SECTION 7. All agreements with any person relating to implementation of this Plan shall be in writing, and any agreement related to this Plan shall provide (a) that such agreement may be terminated at any time, without payment of any penalty, by the vote of a majority of the Qualified Trustees or by the vote of a majority of the outstanding Class A Shares of the affected Fund, on not more than 60 days' written notice to any other party to the agreement; and
(b) that such agreement shall terminate automatically in the event of its assignment.

          SECTION 8. This Plan may not be amended to increase materially the amount to be spent for distribution without the approval of a majority of the outstanding Class A Shares of the affected Fund and all material amendments to this Plan shall be approved in the manner provided in Section 3(b) herein for the approval of this Plan.

          SECTION 9. As used in this Plan, (a) the term "Qualified Trustees" shall mean those Trustees of the Trust who are not interested persons of the Trust, and have no direct or indirect financial interest in the operation of this Plan or any agreements related to it, (b) the term "majority of the outstanding Class A Shares of the Fund" means the affirmative vote, at a duly called and held meeting of Class A shareholders of that Fund, (i) of the holders of more than 67% or more of the outstanding Class A Shares of that Fund and entitled to vote at such meeting, if the holders of more than 50% of the outstanding Class A Shares of that Fund entitled to vote at such meeting are present (in person or by Proxy) or (ii) of the holders of more than 50% of the outstanding Class A Shares of that Fund entitled to vote at such meeting, whichever is less, and (c) the terms "assignment" and "interested person" shall have the respective meanings specified in the 1940 Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the Securities and Exchange Commission.

          SECTION 10. While this Plan is in effect, the selection and nomination of those Trustees who are not interested persons of the Trust within the meaning of Section 2(a)(19) of the 1940 Act shall be committed to the discretion of the Trustees then in office who are not interested persons of the Trust.

          SECTION 11. This Plan shall not obligate a Fund, the Trust or any other person to enter into an agreement with any particular person.



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                                   SCHEDULE A



Name of Fund                                                     Date Added

PBHG Growth Fund                                                May 6, 2003
PBHG Emerging Growth Fund                                       May 6, 2003
PBHG Large Cap 20 Fund                                          May 6, 2003
PBHG Large Cap Growth Fund                                      May 6, 2003
PBHG Select Growth Fund                                         May 6, 2003
PBHG Focused Fund                                               May 6, 2003
PBHG Large Cap Fund                                             May 6, 2003
PBHG Mid-Cap Fund                                               May 6, 2003
PBHG Small Cap Fund                                             May 6, 2003
PBHG Cash Reserves Fund                                         May 6, 2003
PBHG Strategic Small Company Fund                               May 6, 2003
PBHG Technology & Communications Fund                           May 6, 2003
PBHG Clipper Focus Fund                                         May 6, 2003
PBHG Disciplined Equity Fund                                    May 6, 2003
PBHG IRA Capital Preservation Fund                              May 6, 2003
PBHG REIT Fund                                                  May 6, 2003
PBHG Small Cap Value Fund                                       May 6, 2003
PBHG Intermediate Fixed Income Fund                             May 6, 2003